EXHIBIT 10.2

                                 OIL AND GAS LEASE

AGREEMENT, Made and entered into the 10th day of January 2002, by and between DOSS PROPERTY COMPANY, LTD., A TEXAS LIMITED PARTNERSHIP hereinafter called lessor (whether one or more), and NESS ENERGY
INTERNATIONAL, INC. hereinafter called lessee:

WITNESSETH:  That the said lessor, for in consideration of TEN AND
NO/100's ($10.00) Dollars,cash in hand paid, the receipt of which is hereby acknowledged, and of the covenants and agreements hereinafter contained on the part of lessee to be paid, kept and performed, has granted, demised, leased and let, and by these presents does grant, lease and let unto the said lessee for the sole and only purpose of exploring, drilling, mining, and operating for oil and gas and of laying pipe lines and building tanks, power stations and structures thereon to produce, save and take care of said products, all that certain tract of land situated in the county of PARKER, State of Texas described as follows, to wit:

SEE ATTACHED EXHIBIT A FOR DESCRIPTION
SEE EXHIBIT B FOR ADDITIONAL PROVISIONS

Notwithstanding any particular description, it is nevertheless the intention of lessor to include within this lease, and he does hereby lease, not only the land so described but also any and all other land owned or claimed by lessor IN the herein named survey or surveys, or in adjoining surveys, and adjoining the herein described land up to the boundaries of the abutting landowners.

It is agreed that this lease shall remain in force for a term of THREE years from this date, said term being hereinafter called
"Primary Term," and as long thereafter as oil or gas, or either of them is produced from said land by the lessee.

In consideration of the premises the said lessee covenants and agrees:

1st . To deliver to the credit of lessor, free of cost, in the pipe line to which lessee may connect its or his wells, the equal one-eighth part of all oil produced and saved from the leased premises.

2nd. To pay to lessor, as royalty for gas from each well where gas only is found, while the same is being sold or used off of the premises, one-eighth of the market price at the wells of the amount so sold or used, and where such gas is not so sold or used lessee shall pay to lessor $50.00 per annum as royalty from each of such wells and while such royalty is so paid such well shall be held to be a producing well under the above paragraph setting forth the primary term hereof. Lessor may have gas free of charge from any gas well on the leased premises for all stoves and inside lights in the principal Dwelling house on said land during the time by making lessor's own connections with the well at lessor's own risk and expense.

3rd. To pay lessor as royalty for gas produced from any oil and well and used by lessee for the manufacture of gasoline, one-eighth of the market value of such gas. If such gas is sold by lessee, then lessee agrees to pay lessor, as royalty, one-eighth of the net proceeds derived from the sale of said casinghead gas at the wells.

If no well be commenced on said land on or before the 10th day of January, 2004, this lease shall terminate as to both parties.

If, at the expiration of the primary term of this lease, oil or gas is not being produced on the leased premises, but lessee is then engaged in drilling for oil or gas, then this lease shall continue in force so long as drilling operations are being continuously prosecuted on the lease premises; and drilling operations shall be considered prosecuted if not more than sixty (60) days shall elapse between the completion or abandonment of one well and the beginning of operations for the drilling of a subsequent well. If oil or gas shall be discovered and produced from any such well or wells drilled or being drilled at or after the expiration of the primary term of this lease, this lease shall continue in force so long as oil or gas shall be produced from the leased premises.

It is specially agreed that in the event that oil or gas is being produced or is obtained from said premises after the expiration of the primary term hereof and said production shall for any reason cease or terminate, lessee shall have the right at any time within ninety (90) days from this cessation of such production to resume drilling operations in the effort to make said leased premises again produce oil or gas, in which event this lease shall remain in force so long as such operations are continuously prosecuted, as defined in the preceding paragraph, and if they result in production, of oil or gas, so long thereafter as oil or gas is produced from the premises.

If said lessor owns a less interest in the above described land the entire and undivided fee simple estate or no Interest therein, then the royalties and rentals herein provided for shall be paid the said lessor only in proportion which lessor's interest, if any, bears to the whole and undivided fee.

Lessee shall have the right to use, free of cost, gas, oil and water produced on said land for all operations thereon, except from water wells of lessor. When requested by lessor, lessee shall bury pipe line below plow depth. No well shall be drilled nearer than 200 feet to the house or barn now on said premises without the written consent of the lessor. Lessee shall pay for damages caused by all operations to growing crops on said land. Lessee shall have the right at any time to remove all machinery and fixtures placed on said premises, including the right to draw and remove casing.

If the estate of either party herein is assigned-and the privilege of assigning in whole or in part is expressly allowed - the covenants hereof shall extend to their heirs, executors, administrators, successors, or assigns, but no change in the ownership of the land or assignment of rentals or royalties shall be binding on the lessee until after the lessee has been furnished with a written transfer or assignment, or a certified copy thereof; and it is hereby agreed that in the event this lease shall be assigned as to a part or as in parts of the above described lands and assigns or assignees of such part or parts shall fall or make default in the payment of the proportionate part of the rents due from him or them, such default shall and operate to defeat or effect this lease so far as it covers a part or parts of said land upon which the said lessee or any assignees thereof shall make due payment of said rental.

Lessee shall have the exclusive right to build, operate and maintain pits, reservoirs, pickup stations and plants for the purpose of picking up and conserving the waste oil that flows down the creeks, ravines and across the land embraced in this lease, whether said oil is produced from land covered by this lease or other lands, and lessor shall be entitled to receive the royalty hereinbefore reserved on all such oil so saved.

In case of cancellation or termination of this lease for any cause, lessee shall have the right to retain under the terms hereof twenty
(20) acres of land around each oil or gas well producing, being worked on or drilling hereunder (as long as such operations are continued in good faith) such tract to be designated by lease in as near a square form as practicable.

In the event lessor considers that lessee has not complied with all its obligations hereunder, both express and implied, before production has been secured or after production has been accrued, lessor shall notify lessee in writing, setting out specifically in what respects lessee has breached this contract. Lessee shall then have sixty (60) days after receipt of said notice within which to meet or commence to meet all or any part of the breaches alleged by lessor. The service of said notice shall be precedent to the bringing of any action by lessor on said lease for any cause, and no such action shall be brought until the lapse of sixty (60) days after service of such notice on lessee. Neither the service of said notice nor the doing of any acts by lessee aimed to meet, all or any of the alleged breaches shall be deemed an admission or presumption that lessee has failed to perform all of its obligations hereunder.

This to the minerals vested in grantee under this grant shall not end or revert to grantor until there is a complete, absolute, and intentional abandonment by grantee of each and all of the purposes, expressed or implied, of this grant and every part and parcel of the premises described in this grant.

Lessor hereby agrees that the lessee shall have the right at any time to redeem for lessor by payment any mortgages, taxes or other liens or interest and other charges on the above described lands in the event of default which may become due under this lease.

All express or implied covenants of this lease shall be subject to all Federal and State laws, Executive orders, rules or regulations and this lease shall not be terminated, in whole or in part, nor lessee held liable in damages for failure to comply therewith, if compliance is prevented by, or if such failure is the result of any such law, order, rule or regulation. And if from such cause lessee is prevented from conducting drilling or reworking operations on or producing oil or gas from, the leased premises, the time while lessee is so prevented shall not be counted against lessee, and this lease shall be extended for a period of time equal to that during which such lessee is so prevented from conducting drilling or reworking operations on or producing oil or gas from, such leased premises, notwithstanding any other provision hereof.

Lessor hereby acknowledges that he has received from lessee for his own use and reference a true and correct copy of this lease.

IN TESTIMONY WHEREOF,  we sign, this 10th day of January 2002

s/s Billy F. Knight
Billy F. Knight, Trustee of Nancy Doss Knight
Exempt Irrevocable 1997 Trust, as General Partner
Of Doss Property Company, LTD., a Texas Limited
Partnership

ACKNOWLEDGMENT

STATE OF TEXAS
COUNTY OF PARKER

Before me, the undersigned authority, on this day personally appeared Billy F. Knight, Trustee of Nancy Doss Knight Exempt Irrevocable 1997 Trust, as General Partner of Doss Property Company, LTD., a Texas
Limited Partnership, known to me to be the person whose name subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, This 10th day of January, 2002.



s/s  Lana A. Love
Notary Public, in and for the State of Texas
My Commission Expires:  08-24-02

                                 EXHIBIT A

                              DEED
SURVEY              ABSTRACT  GRANTOR                  GRANTEE        DATED    VOLUME   PAGE   ACRES
P. J. Howard        1981      Homer Kidwell et ux      James Doss      1/2/86   1327      648       5
A. S. Lee           2497      Homer Kidwell et ux      James Doss      1/2/86   1327      648  116.83
Stephen Lee         2229      Melvin D. Barnes et ux   James Doss     12/3/85   1325      101      39
Stephen Lee         2229      S. C. Doss et ux         J. H. Doss      6/2/16     94      301     100
L. W. Forqueran     2211      S. C. Doss et ux         J. H. Doss      6/2/16     94      301    4.45
L. W. Forqueran     2211      Melvin D. Barnes et ux   James Doss     12/3/85   1325      101  163.51
T&P Railway         1488      Melvin D. Barnes et ux   James Doss     12/3/85   1325      101   22.46
T&P Railway         1517      J.W.C. Johnson et ux     J. H. Doss      8/1/18    110       49      40
T&P Railway         1517      J.W.C. Johnson et ux     J. H. Doss      8/1/18    110       49      22
T&P Railway         1517      S. C. Doss et ux         J. H. Doss      6/2/16     94      301      80
T&P Railway         1517      S. C. Doss et ux         J. H. Doss      6/2/16     94      301      40
T&P Railway         1517      S. C. Doss et ux         J. H. Doss      6/2/16     94      301      80
George S. Brierton  1717      J.W.C. Johnson et ux     J. H. Doss      8/1/18    110       49      32
Henry Williamson    2184      R.D. McConnell et ux     J. H. Doss    10/23/44    199       93   63.79
Henry Williamson    2184      J.W.C. Johnson et ux     J. H. Doss      8/1/18    110       49      16
J. G. Gaines        2214      J.W.C. Johnson et ux     J. H. Doss      8/1/18    110       49   96.75
J. G. Gaines        2214      J.W.C. Johnson et ux     J. H. Doss      8/1/18    110       49     122
T&P Railway         1415      J. C. Doggett            J. H. Doss      4/5/30    127      567     234
T&P Railway         1415      J. C. Doggett            J. H. Doss    10/20/20     93      332    18.3
T&P Railway         1415      R. J. Doss et ux         J. H. Doss     3/27/08     76      393      72
T&P Railway         1415      R. J. Doss et ux         J. H. Doss     3/27/08     76      393      35
W. C. Doss           409      R. J. Doss et ux         J. H. Doss     3/27/08     76      393     160
T&P Railway         1516      Sheriff                  J. H. Doss      6/3/24    133     183 S.57.28
J.D. Newberry       1020      Bobby White et al        Doss Property                            25.91

                                                                            320
320 acres of land, more or less, in the form of a rectangle
surrounding the Medders - J. H. Doss, et al No. 4 well, described as follows:
BEGINNING at the SW Corner of the T&P RR Co. Survey No. 288;
THENCE in a northerly direction along the West line of such T&P RR Co.
Survey No. 288, 1,255 varas to a point, being the NW Corner of this tract; THENCE East 1,440 varas to a point located in the R.S. Porter Survey,
Abst. No. 1070, being the NE Corner of this tract;
THENCE South 1,255 varas to a point on the East line of the J. Reeves
Survey, Abst. No. 1119, such point being 460 varas North of the South-
east Corner of such Reeves Survey;
THENCE West 1,440 varas to the place of beginning, containing 320 acres of land, more or less.
              Total                                                   1,966.28

                                       EXHIBIT B

                                ADDITIONAL PROVISIONS

NOTWITHSTANDING THE PRINTED PROVISIONS OF THIS LEASE, IT IS
SPECIFICALLY AGREED AS FOLLOWS:

A) LESSEE SHALL PAY TO LESSOR, FOR EACH LOCATION, PRIOR TO DRILLING ANY WELL $500.00 IN RANGE LAND OR GRAZING PASTURE, $1,000.00 IN APPROVED PASTURES OR CULTIVATED FIELDS. AS PAYMENT FOR ACTUAL DAMAGES TO THE SURFACE OF LAND AND/OR CROPS GROWING THEREON.

B)  IF AVAILABLE LESSEE SHALL PAY LESSOR $1,000.00 FOR WATER FOR
    DRILLING OPERATIONS, PROVIDED THAT WATER IS ABUNDANT ENOUGH FOR THE COMPLETION OF THE DRILLING OPERATION.

C) PRIOR TO THE DRILLING OF A WELL, THE LANDOWNER SHALL BE NOTIFIED AND ADVISED AS TO THE PROPOSED LOCATION OF THE WELL. IN THE EVENT LESSOR OBJECTS TO THE PROPOSED LOCATION, LESSEE AND LESSOR WILL JOINTLY RESOLVE THE LOCATION, THE CONSENT FOR WHICH THE LESSOR WILL NOT UNDULY WITHHOLD.

D) IT IS AGREED THAT IF A UNIT OR UNITS IS CREATED UNDER PROVISIONS HEREUNDER, PRODUCTION, DRILLING OR REWORKING OPERATIONS ON SAID UNIT OR UNITS SHALL NOT BE EFFECTIVE TO MAINTAIN THIS LEASE IN FORCE AS TO ACREAGE OUTSIDE OF SUCH UNIT OR UNITS BEYOND THE END OF THE PRIMARY TERM.

E) WHEREVER, THE FRACTION ONE-EIGHTH APPEARS IN THE PRINTED FORM, IT IS HEREBY AMENDED TO READ ONE-FIFTH (1/5).

F) THIS LEASE SHALL NOT BE CONTINUED IN FORCE BY REASON OF THE SHUT-IN WELL PROVISION FOR ANY SHUT-IN PERIOD OR MORE THAN TWO CONSEVUTIVE YEARS.

G) ALL ROYALTIES ACCRUING UNDER THIS LEASE SHALL NEVER BEAR, EITHER DIRECTLY OR INDIRECTLY; ANY PART OF THE COST OR EXPENSES OF PRODUCTION, SEPARATION, GATHERING, DEHYDRATION, COMPRESSION, TRANSPORTATION, TRUCKING, PROCESSING, TREATMENT, STORAGE, OR MARKETING OF THE OIL OR GAS PRODUCED FROM THE LEASED PREMISES.

H) LESSEE SHALL FILL TO AT LEAST TEN (10) INCHES ABOVE GROUND LEVEL ALL SLUSH PITS, CELLARS AND CIRCULATION PITS WITHIN FIFTEEN (15) DAYS AFTER COMPLETION OF EACH WELL, OR IF THE PITS OR WELL CELLARS ARE TOO WET TO COVER THEY MAY BE FENCED BY LESSEE WITH A SUBSTANTIAL NET WIRE FENCE UNTIL THEY ARE DRY ENOUGH TO BE FILLED AT WHICH TIME THEY SHALL BE FILLED. NO PITS OTHER THAN SMALL BS PITS NOT LARGER THAN TEN (10) FEET BY THIRTY (30) FEET (WHICH SHALL BE SECURELY FENCED) AS PROVIDED ABOVE, AT EACH PRODUCTING WELL SHALL BE MAINTAINED ON THE LEASED PREMISES.

I) ANY OF LESSOR'S SERVICE ROADS NOW LOCATED ON THE LEASED PREMISES OR ON LESSOR'S ADJACENT PREMISES MAY BE USED BY LESSEE FOR LESSEE'S OPERATIONS ON THE LEASED PREMISES ONLY, BUT THEY SHALL BE KEPT IN GOOD REPAIR BY LESSEE DURING OPERATIONS ON THE PROPERTY, THE ROADS SHALL BE GRADED AND SMOOTHED OVER AND LEFT IN GOOD REASONABLE CONDITION. IF TO OBTAIN INGRESS AND EGRESS FROM THE LEASED PREMISES IT BECOMES NECESSARY FOR LESSEE TO CUT IN ANY FENCE OF LESSOR, LESSEE SHALL INSTALL AND MAINTAIN SUITABLE AND WELL-BUILT GATES OR CATTLEGUARDS INSTALLED TO LESSOR'S SATISFACTION, WHICH GATES AND CATTLEGUARDS SHALL UPON THE TERMINATION OF THIS LEASE FOR ANY CAUSE, BECOME THE PROPERTY OF THE LESSOR. IF ANY FENCES OF LESSER ARE TO BE CUT FOR THE PURPOSE OF INSTALLING CATTLEGUARDS OR GATES BEFORE THE FENCES ARE CUT, SUBSTANTIAL H-BRACES SHALL BE INSTALLED ON EACH SIDE OF THE PLACE TO BE CUT SO AS NOT TO REMOVE STRETCH FROM THE FENCE WIRES. IT IS UNDERSTOOD AND AGREED THAT LESSEE MAY INSTALL HEAVY DUTY CATTLEGUARDS DURING DRILLING OPERATIONS WHICH MAY BE REMOVED AFTER THE COMPLETION OF OPERATIONS, AND IF SUCH ARE REMOVED, SUBSTANTIAL GATES WILL BE PLACED IN THE CUTS MADE IN LESSOR'S FENCES OR THE OPENING WILL BE SECURELY REFENCED IN AS GOOD CONDITION AS THE FENCE WAS IN PRIOR TO CUTTING.

SIGNED FOR IDENTIFICATION:

s/s     Bill Knight